Capstone                                                    John W. McRoberts
Capital                                                     President & CEO

June 26, 1996


Mr. John B. Poole
Senior Vice President & CEO
Integrated Living Communities, Inc.
10065 Red Run Boulevard
Owings Mills, MD 21117


Dear John:

This letter confirms the conditional approval of Capstone Capital Corporation, a Maryland Corporation ("CCT") for the proposed acquisition of several senior housing facilities on terms herein described. CCT's intention to purchase the senior housing facilities is subject to Integrated Living Communities, Inc. ("ILC") compliance with and acceptance of the terms and conditions of each lease as herein set forth and of the terms and conditions set forth in an agreement of sale and purchase for each facility, each of which are to be prepared in accordance with CCT's customary documentation and with the terms of this letter. This conditional approval shall be withdrawn if it has not been accepted by Integrated by July 15, 1996.

Purchaser/Lessor:                   Capstone     Capital     Corporation,     or
                                    wholly-owned subsidiary, ("CCT").

Lessee:                             Integrated Living Communities, Inc. ("ILC").

Maximum
Commitment:                         $40,000,000 ("Commitment").

Commitment Fee:                     .25% of maximum commitment within 1 business
                                    day of signing as an Expense Deposit, and 1% of total project cost at takedown as a fee to CCT. The Expense Deposit is to be used as a credit against the legal, survey, title and other expenses of closing each facility.

Leased Facilities:                  Various    senior     housing     residences
                                    ("Facilities")   which  may  provide  either
                                    congregate  care services,  assisted  living
                                    services, Alzheimer's care services, skilled
                                    nursing   services,   or  some   combination
                                    thereof.

Capstone Approval:                  CCT   maintains   the   absolute   right  to
                                    pre-approve each Facility funded by this Commitment.



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Initial Term:                       Not less  than  twelve  years  nor more than
                                    fifteen years (all leases funded under this Commitment shall have the same initial term expiration date).

Optional
Renewal Term:                       Three  separate five year periods  (total of
                                    fifteen years): however, no lease may be extended unless all leases are extended. The
                                    Lease payment for the first year of each optional period will be based upon a fair market rental value.

Initial
Lease Rate:                         350  basis  points in excess of the yield on
                                    U.S. Treasury bills of the same maturity as that of the lease (or closest maturity to that of the lease). However, the Initial
                                    Lease Rate will not be less than 10%.

Annual Lease
Payment Adjustment:                 Equal  to  the   positive   change  in  CPI;
                                    however, with the exception of the first year of each renewal option period, in no event will the change be less than 2% nor more than 5% of the previous year's lease payment.

Lease Covenants:                    Rent Coverage (EBITDAR  divided by rent) for
                                    each Facility equal to or greater than 1.25x.

Cross Defaults:                     All  leases  between  CCT and ILC  shall  be
                                    cross-defaulted.

Lease Guaranty:                     All leases between CCT and ILC  (subsidiary)
                                    shall  be   guaranteed   by  ILC   (parent).
                                    Guarantor,  or  Lessee  in the  case  of ILC
                                    (parent), shall maintain a minimum net worth of at least $80,000,000 and shall maintain rent and interest coverage EBITDAR divided by (rent + interest) of 1.5x or greater.

First Right
of Refusal:                         Granted to ILC.

Triple Net:                         Lessee is responsible  for all  maintenance,
                                    upkeep, insurance, taxes, etc. with respect to the Facilities.

Capital
Replacement
Reserve:                            Lessee  will  fund  a  Capital   Replacement
                                    Reserve Account equal to $____________ (to be negotiated



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                                    for each transaction, depending upon the age
                                    of the Facility, its current condition and its intended use).

Annual
Inspection Fee:                     Lessee to reimburse CCT for up to $2,000 per
                                    year for each year of the lease for an independent third party inspection of each Facility.

Closing Cost:                       Lessee shall pay for all cost of documenting
                                    the   Commitment   as  well  as  all   costs
                                    associated with each transaction pursuant to
                                    the Commitment,  including,  but not limited
                                    to, initial inspection report, environmental
                                    surveys,   title,   land  survey,   property
                                    transfer  fees and attorney  fees  (Lessor's
                                    and Lessee's).  Upon acceptance of this term
                                    sheet,  ILC will deposit $20,000 with CCT to
                                    be credited  against  closing costs incurred
                                    by   CCT,   $5,000   of   which   shall   be
                                    non-refundable.

Conditions
Precedent:                          Commitment  to be  approved  by CCT Board of
                                    Directors.

                                    ILC shall have successfully completed the issuance of 3,100,000 shares of its common stock and shall have received net proceeds therefrom of not less than $40,000,000.


Sincerely,


/s/ John W. McRoberts
- -------------------------------
John W. McRoberts
President and CEO

Approved and Accepted this

___________ day of July, 1996

Integrated Living Communities, Inc., a Delaware Corporation

By:      /s/
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Its      CEO
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